Delaware Page 1 The First State I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “FARMER BROS. CO.”, FILED IN THIS OFFICE ON THE TWENTIETH DAY OF MARCH, A.D. 2020, AT 4:21 O`CLOCK P.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS. 3742785 8100 Authentication: 202632236 SR# 20202288407 Date: 03-20-20 You may verify this certificate online at corp.delaware.gov/authver.shtml